EXHIBIT 4.3














                 THE QUAKER 401(k) PLAN FOR SALARIED EMPLOYEES
            (As Amended and Restated Effective as of August 3, 2001)
            --------------------------------------------------------


















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                               TABLE OF CONTENTS

                                                                            Page

SECTION 1    General .....................................................     1
             1.1.    History and Purpose .................................     1
             1.2.    Employers and Related Companies .....................     2
             1.3.    Plan Administration, Trust Agreement.................     2
             1.4.    Plan Year ...........................................     2
             1.5.    Applicable Laws .....................................     2
             1.6.    Gender and Number ...................................     2
             1.7.    Notices .............................................     2
             1.8.    Evidence ............................................     3
             1.9.    Action by Employer ..................................     3
             1.10.   No Reversion to Employers ...........................     3
             1.11.   Supplements .........................................     3
             1.12.   Form of Election and Signature ......................     3
             1.13.   Accounting Date .....................................     3
             1.14.   Compliance With USERRA ..............................     3

SECTION 2    Plan Participation ..........................................     3
             2.1.    Eligibility for Participation ........................    3
             2.2.    Participation Not Guarantee of Employment............     4
             2.3.    Reemployment ........................................     4
             2.4.    Leased Employees ....................................     4

SECTION 3    Employer Contributions ......................................     4
             3.1.    Basic LESOP Contributions............................     4
             3.2.    Supplemental LESOP Contributions.....................     5
             3 3.    Compensation.........................................     5
             3.4.    Temporary Foreign Assignment.........................     5
             3.5.    Allocation of Contributions Among Employers..........     5
             3.6.    Dividend Replacement Contributions...................     5
             3.7.    Supplemental Expense Contribution....................     6

SECTION 4    Participant Contributions....................................     6
             4.1.    Pre-tax contributions................................     6
             4.2.    Election Changes.....................................     6
             4.3.    Limitations on Contributions.........................     6
             4.4.    Maximum 401(k) Deferrals.............................     6
             4.5.    Correction of Excess Deferrals.......................     7
             4.6.    ADP Test.............................................     7
             4.7.    Correction of Excess Contributions...................     8
             4.8.    Highly Compensated Employess.........................     8
             4.9.    Rollover Contributions...............................     8


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                                                                            Page

 SECTION 5  Plan Investments..............................................     9
             5.1.    Investments in General...............................     9
             5.2.    Investment Fund Accounting...........................     9
             5.3.    Investment Fund Elections ...........................     9
             5.4.    Transfers Between Investment Funds ..................    10
             5.5.    LESOP Loans..........................................    10
             5.6.    Release of PepsiCo Common Stock From Collateral......    11
             5.7.    Suspense Account and Release of PepsiCo Common
                     Stock................................................    12

 SECTION 6  Plan Accounting...............................................    12
             6.1.    Participants' Accounts...............................    12
             6.2.    Crediting of Fund Earnings and Changes in Value......    13
             6.3.    Allocation and Crediting of PepsiCo Stock Released
                     From Suspense Account................................    13
             6.4. Allocation and Crediting of Supplemental LESOP Contributions and Dividend Replacement Contributions. 14
             6.5.    Earnings on Suspense Account Assets and PepsiCo
                     Stock................................................    14
             6.6.    Crediting of LESOP Dividends.........................    15
             6.7.    Payment of ESOP Dividends............................    15
             6.8.    Limitation on Allocations to Participants' Accounts..    16
             6.9.    Annual Additions.....................................    16
             6.10.   Special Section 415 Rules For LESOP Loan Payment.....    17
             6.11.   Combined Limit Under Section 415(e) .................    17
             6.12.   Correction of Accounting Error.......................    18
             6.13.   Statement of Plan Interest...........................    18
             6.14.   Limitation on Electing or Deceased Shareholder.......    18

SECTION 7    Shareholder Rights ..........................................    19
             7.1.    Voting Rights........................................    19
             7.2.    Tender and Exchange R..ights.........................    19
             7.3     Dissenters' Rights...................................    19
             7.4.    Exercise of Shareholder Rights by Beneficiary........    20

SECTION 8    Loans and Distributions From Participants' Accounts..........    20
             8.1.    Loans................................................    20
             8.2.    In Service Distributions Transfers...................    21
             8.3.    Post-Terminations Distributions......................    23
             8.4.    Distribution to Persons Under Disability.............    24
             8.5.    Interests Not Transferable...........................    24
             8.6.    Absence of Guaranty..................................    25
             8.7.    Designation of Beneficiary...........................    25
             8.8.    Missing Recipients...................................    25
             8.9.    Distribution and Transfer of PepsiCo Preferred Stock.    26
             8.10.   Direct Rollover Option ..............................    26
             8.11.   Restrictions on Distributions .......................    26


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SECTION 9    The Committee and the Investment Committee...................    26
             9.1.    Membership...........................................    27
             9.2.    Rights, Powers and Duties............................    27
             9.3.    Application of Rules.................................    27
             9.4.    Remuneration of Committee and Investment Committee
                     Members and Expenses.................................    28
             9.5.    Indemnification of the Committee and the Investment
                     Committee............................................    28
             9.6.    Exercise of Committee's Duties.......................    28
             9.7.    Information to be Furnished to Committee.............    28
             9.8.    Resignation or Removal of Committee or Investment
                     Committee Member ....................................    28
             9.9.    Appointment of Successor Committee or Investment
                     Committee Members....................................    29

SECTION 10   Amendment and Termination....................................    30
             10.1.   Amendment ...........................................    30
             10.2.   Termination .........................................    30
             10.3.   Merger and Consolidation of Plan, Transfer of Plan
                     Assets...............................................    30
             10.4.   Distribution on Termination and Partial Termination..    30
             10.5.   Notice of Amendment, Termination or Partial
                     Termination..........................................    31


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                                    DEFINED TERMS
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415 Excess Account ......................................................6.8.
Accounting Date .........................................................1.13.
Accounts ................................................................6.1.
Annual Additions ........................................................6.9.
Basic LESOP Contributions ...............................................3.1.
Beneficiary .............................................................8.7.
Code ....................................................................1.1.
Compensation ............................................................3.3.
Committee ...............................................................1.3.
Corporation .............................................................1.1
Disabled ................................................................8.2.(a)
Effective Date ..........................................................1.1.
Election Period .........................................................8.2.(c)
Employer ................................................................1.1.
Employer Contribution Account ...........................................6.1.(a)
Employers ...............................................................1.1.
ERISA ...................................................................1.3.
ESOP ....................................................................1.1.
Hardship ................................................................8.2.(b)
Investment Committee ....................................................1.3.
Investment Funds ........................................................5.1.(b)
LESOP ...................................................................1.1.
LESOP Loan ..............................................................5.5.
LESOP Suspense Account ..................................................5.7.
Member ..................................................................2.1.
Original ESOP ...........................................................1.1.
Plan ....................................................................1.1.
Phone System ............................................................1.12.
PIN .....................................................................1.12.
Pre-Tax Account .........................................................6.1.(b)
Pre-Tax Contributions ...................................................4.1.
QIP .....................................................................1.1.
Related Company .........................................................1.1.
Rollover Account ........................................................6.1.(b)
Rollover Contribution ...................................................4.9.
Section 415 Affiliate ...................................................6.9.
Section 415 Compensation ................................................6.8.
Subsequent LESOP Loan ...................................................5.7.
Supplemental LESOP Contribution .........................................3.2.
Trustee .................................................................1.3.
Trustees ................................................................1.3.
Trusts ..................................................................1.3.
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                 THE QUAKER 401(k) PLAN FOR SALARIED EMPLOYEES
            (As Amended and Restated Effective as of August 3, 2001)

                                   SECTION I

                                    General

1.1. History and Purpose. The Quaker Employee Stock Ownership Plan (the "Original ESOP") was established by The Quaker Oats Company, a New Jersey corporation (the "Company"), effective July 1, 1984, to promote the mutual interests of the Company, its shareholders, its employees and the employees of other Employers and any other Related Companies (both as defined in subsection 1.2) which adopted the Original ESOP, by investing primarily in, and retaining, shares of stock of the Company of any class or series which qualify as "employer securities" within the meaning of section 409(l) of the Internal Revenue Code of 1986, as amended ("Quaker Stock") (the "Code"), thereby providing such employees with an equity interest in the Company and providing the Company and its shareholders with the benefits of an employee work force whose performance is motivated through a closer identity of interests with the Company's shareholders. The acquisition of shares of common stock of the Company ("Quaker Common Stock") or convertible preferred stock of the Company ("Quaker Preferred Stock") by the Original ESOP was financed through loans to the Original ESOP. The Quaker Investment Plan ("QIP") was a profit-sharing plan with a cash or deferred arrangement within the meaning of sections 401(a) and 401(k) of the Code until its partial conversion on September 1, 1997 to a stock bonus plan and an employee stock ownership plan with a cash or deferred arrangement. On June 1, 1998 the QIP was merged into and became a part of the OriginalESOP, to be known henceforth as The Quaker 401(k) Plan for Salaried Employees (the "Plan"). As a result of the merger, the QIP had a short final Plan Year ending on the merger date. The entire Planconstitutes a stock bonus plan and an employee stock ownership plan within the meaning of sections 401(a) and 4975 of the Code; a portion of the Plan constitutes a cash or deferred arrangement that is intended to be qualified under section 401(k) of the Code and that is also an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code (the "ESOP"), and a portion of which constitutes a leveraged employee stock ownership plan within the meaning of section 4975(e)(7) of the Code ("LESOP"). The Plan was amended and restated effective as of July 1, 1998. Prior to July 1, 1998, the documents comprising the QIP and Original ESOP shall continue to govern the respective portions of the Plan.

          In connection with the Company's merger with PepsiCo, Inc., the Plan was again amended and restated effective as of August 3, 2001 (the "Effective Date"). On the Effective Date PepsiCo, Inc. (the "Corporation") became the plan sponsor and the Company's stock was no longer offered as an investment option under the Plan. As a result, within this document, most references to Quaker Stock were replaced with references to PepsiCo Stock (PepsiCo Stock), most references to Quaker Common Stock were replaced with references to PepsiCo, Inc. Common Stock ("PepsiCo Common Stock") and most references to Quaker Preferred Stock were replaced with references to PepsiCo, Inc. Preferred Stock ("PepsiCo Preferred Stock"). After the Effective Date, the Corporation does not intend to make any further LESOP contributions, as described in Section 3, so no

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     changes to the stock references were made in that Section. In addition, all shares from the Suspense Account were released prior to the Effective Date. As a result, all Sections hereof relating to the Suspense Account are no longer applicable and have been retained for historical purposes only.

     1.2. Employers and Related Companies. The Company, its subsidiary companies listed in Schedule A hereto, and any other corporation which is a Related Company and which, with the consent of the Corporation, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer". The term "Related Company" means any corporation, trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code.

     1.3. Plan Administration, Trust Agreement. As of the Effective Date, the PepsiCo Administration Committee (the "Committee") shall be the administrator of the Plan and shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. All contributions made under the Plan will be held, managed and controlled by one or more trustees (the "Trustee" or together the "Trustees"), acting under one or more "Trusts" which shall each form a part of the Plan. The Corporation shall have the authority to appoint and remove the Trustee, and the PepsiCo Investment Committee (the "Investment Committee") shall have the authority to monitor the Trustee's performance, to appoint and remove investment managers within the meaning of section 3(38) of ERISA and monitor their performance, to select or establish investment funds and change or eliminate any such fund, to set investment guidelines and to have such other authority and responsibility as may be necessary or appropriate to manage the Plan's assets. The Committee and the Investment Committee shall each be a "named fiduciary" as described in section 402 of ERISA with respect to its respective authority under the Plan, and each Participant shall be a named fiduciary to the extent of the Participant's authority to exercise shareholder rights in accordance with
Section 7. In addition, both the Committee and the Investment Committee may designate a person(s) to carry out specific tasks.

     1.4. Plan Year. The term "Plan Year" means the twelve-month period commencing July 1 and ending June 30 of each year.

     1.5. Applicable Laws. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.6. Gender and Number . Where the context admits, words in any gender shall include each other gender, words in the singular shall include the plural, and the plural shall include the singular.

     1.7. Notice . Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Corporation at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.


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     1.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers to be pertinent and reliable, and to be signed, made or presented by the proper party or parties.

     1.9. Action by Employer. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of the Corporation's Board of Directors, or by a duly authorized officer of the Corporation.

     1.10. No Reversion to Employers. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in the Trust Agreement.

     1. 11. Supplements. The provisions of the Plan as applied to any group of employees may be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date.

     1.12. Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the "Phone System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Phone System, and entry by a Participant of his PIN (with his Social Security Number) shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Phone System, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through the Phone System shall be considered submitted to the Committee on the date it is electronically transmitted, unless such transmission occurs after the applicable cut off, in which case it will be considered submitted on the next Accounting Date.

     1.13. Accounting Date. The term "Accounting Date" means each day the New York Stock Exchange is open for business.

     1.14. Compliance With USERRA. Notwithstanding any provisions of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   SECTION 2

                               Plan Participation

2.1. Eligibility for Participation . Subject to subsection 3.4, each salaried employee of an Employer, except for those listed in Schedule B hereto, will be entitled to participate in the Plan, and thereby become a "Participant", on the employee's date of hire. For purposes of this subsection 2.1, no


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individual shall be eligible to be a Participant during any period in which he performs services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization or agency even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.

     2.2. Participation Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any employee the right to be retained in the employ of any Employer or Related Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     2.3. Reemployment. A former Participant who is reemployed as a salaried employee of an Employer and is receiving Compensation shall again become a Participant in the Plan on the date of reemployment. No Pre-Tax Contributions will be made for such individual, however, until he makes a new election in accordance with subsection 4.1.

     2.4. Leased Employees. "Leased Employees" shall mean leased employees of the Employers and Related Companies within the meaning of section 414(n)(2) of the Code, provided, however, that if such leased employees constitute less than twenty percent of the Employers' and Related Companies' nonhighly compensated work force within the meaning of section 414(n)(5) (C)(ii) of the Code, the term Leased Employees shall not include those leased employees of the Employers and Related Companies covered by a plan described in section 414(n)(5) of the Code. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of section 414(n)(3) of the Code, the employees of the Employers and Related Companies shall include Leased Employees, but Leased Employees shall not be eligible to become Participants in the Plan. It is intended that persons who the Employer classifies as Leased Employees are not Participants and therefore may not become Participants even if a court or administrative agency determines that such persons are common law employees and not Leased Employees.

                                   SECTION 3

                             Employer Contributions

         There will not be any Employer Contributions made under this Section 3 after the Effective Date.

3.1. Basic LESOP Contributions. Subject to the conditions and limitations of the Plan, the Company shall make "Basic LESOP Contributions" to the Trustee at such times and in such amounts as may be necessary, together with any dividends paid to the Trustee with respect to shares of Quaker Stock held in the LESOP Suspense Account (defined in subsection 5.7) and other amounts in the Trust designated by the Committee, to enable the Trustee to pay any maturing obligations under any outstanding LESOP Loan (as described in subsection 5.5) plus, to the extent determined by the Company, amounts designated by the Company to be used to prepay all or any portion of any outstanding LESOP Loan; provided that in no event shall any contribution be made for the purpose of prepaying a LESOP Loan if such prepayment would cause the amount to be allocated for any year to the Accounts (defined in subsection 5.1) maintained for any Participant in accordance with the provisions of Section 6 to exceed the limitations set forth in subsection 6.8. For all purposes of the


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Plan, a Basic LESOP Contribution which is contributed for any Company tax year shall be deemed to have been contributed on the last day of such tax year if the actual contribution is made prior to the time prescribed by law, including extensions thereof, for filing the Company's federal income tax return for that tax year.

     3.2. Supplemental LESOP Contributions. Subject to the conditions and limitations of the Plan, for each Plan Year the Company may make a "Supplemental LESOP Contribution" to the Trustee in such amount of cash or Quaker Stock as its Board of Directors shall determine. Notwithstanding the foregoing provisions of this subsection 3.2, in no event shall the Company's Supplemental LESCOP Contribution for any Plan Year exceed the lesser of the maximum amount that can be credited to Participant Accounts in accordance with the provisions of subsection 6.8 or the maximum amount deductible on account thereof by the Company for that year. The Company's Supplemental LESOP Contribution for any Company tax year shall be deemed to have been contributed on the last day of such tax year if it is paid to the Trustee, without interest, no later than the time prescribed by law, including extensions thereof, for filing the Company's federal income tax return for the tax year to which it relates.

     3.3. Compensation. Subject to the last sentence of this subsection 3.3, a Participant's "Compensation" for any period means salary, overtime pay, sales incentives, commissions and cash bonuses paid to him by the Employers during that portion of the period during which he met all of the requirements of subsection 2.1, but determined prior to any reduction of such compensation by reason of his Pre-Tax Contributions or his salary-reduction contributions to a plan maintained by the Employers under Section 125 of the Code, and excluding special allowances and ad hoc variable pay (including but not limited to premiums, allowances, subsidies and tax equalization payments to or for the benefit of expatriates), pay for inactive service, compensation the receipt of which is deferred pursuant to a plan or contract, and any benefit paid or made available under this Plan or any other employee benefit plan maintained by an Employer. Compensation under the Plan for a Plan Year shall not exceed the maximum amount permitted under section 401(a)(17) of the Code for such Plan Year.

     3.4. Temporary Foreign Assignment. A United States citizen who is a salaried employee of an Employer on temporary assignment with a foreign subsidiary of an Employer shall have his compensation from the foreign subsidiary considered as Compensation. Employees who are nonresident aliens and who receive no earned income from sources within the United States shall not be considered employees eligible for participation in the Plan.

     3.5. Allocation of Contributions Among Employers. Contributions made by the Company under this Section 3 shall be allocated among and charged to the Employers in accordance with such reasonable procedure as may be established by the Company.

     3.6. Dividend Replacement Contributions. To the extent that dividends on shares of Quaker Stock credited to Participants' Accounts are used to make payments of principal or interest on any outstanding LESOP Loan pursuant to subsection 6.5, the Company may make an additional contribution in the form of Quaker Common Stock equal to such dividends (valued at the closing price of such stock on the New York Stock Exchange on the dividend payment date).


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     3.7. Supplemental Expense Contribution. The Company may make a
Supplemental Expense Contribution in such amount as the Committee may determine, and may direct the Trustee to pay from the Trust or Trusts forming a part of the Plan any fees, expenses, charges and taxes as may be permitted under each such Trust.

                                   SECTION 4

                           Participant Contributions

     4.1. Pre-Tax Contributions. Subject to the provisions of this Section 4 and subs 6.8 each Participant may elect to have contributions made to the Plan for his Accounts through deductions from future Compensation. Except as provided below, each Participant may elect change his election) to have one, two, three, four, five, six, seven, eight, nine, ten, eleven, twelve, thirteen, fourteen, or fifteen percent of his future Compensation contributed to his Accounts contributions of any Participant determined by the Committee to have a reasonable likelihood being a highly compensated individual within the meaning of section 414(q) of the Code shall be limited to such percentage of his Compensation as the Committee in its discretion shall determine. For purposes of determining whether a Participant belongs to the group whose contributions are limited to seven percent of Compensation, the Committee (or its delegate) from time to time shall set a Compensation limit ($70,000 effective October 1, 1997), and shall establish uniform rules for the application of such limit.

     In addition, each Participant may elect to have any excess dollar credits determined to be available to him under The Quaker Flex Plan for a calendar year contributed to the Plan for his Accounts to be allocated on a pro rata basis during that calendar year while he is actively employed, in accordance with uniform rules established by the Committee.

     Both the foregoing contributions shall be "Pre-Tax Contributions", which shall be paid to the Trust as soon as such amounts can reasonably be separated from the Company's assets. Pre-Tax Contributions (and the earnings thereon) shall be fully vested and nonforfeitable at all times.

     4.2. Election Changes. On any Accounting Day in accordance with procedures established by the Committee, each Participant may change his Pre-Tax Contribution election in accordance with subsection 4.1. The new election will take effect as soon as administratively feasible after said election is made.

     4.3. Limitations on Contributions. To conform the operation of the Plan to sections 401 (k)(3), 402(g) and 415(c) of the Code, the Committee may modify or revoke any Pre-Tax Contribution election made by a Participant. The Committee may also establish administrative rules relating to the application of the various limits imposed by law, to ensure that those limits are not inadvertently exceeded.

     4.4. Maximum 401(k) Deferrals. In no event shall the Pre-Tax Contributions for a Participant under the Plan (together with elective deferrals, as defined in Code section 402(g), under any other cash-or-deferred arrangement maintained by the Company, Corporation and the Related Companies)


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for any calendar year exceed the maximum amount permitted under section 402(g)
of the Code for that year.

     4.5. Correction of Excess Deferrals. If during any calendar year a Participant is also a participant in any other cash or deferred arrangement, and if his elective deferrals (as defined in section 402(g) of the Code) under such other arrangement together with Pre-Tax Contributions made on his behalf for that calendar year exceed the maximum amount permitted for the Participant for that calendar year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to distribute all or a portion of such excess to him, with any allocable gains or losses for that year (determined in accordance with any reasonable method adopted by the Committee that either (i) conforms to the accounting provisions of the Plan and is consistently applied to the distribution of excess contributions under this Section 4.5 and Section 4.7 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations). Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Company, Corporation or a Related Company, the Committee shall direct that such excess Contributions (with allocable gains or losses) be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Participant or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). The provisions of this Section 4.5 shall be interpreted in accordance with applicable Treasury regulations under sections 402(g) and 401 (k) of the Code.

     4.6. ADP Test. For any Plan Year the amount by which the average of the Deferral Percentages (as defined below) for that Plan Year of each eligible employee who is Highly Compensated for that Plan Year (the "Highly Compensated Group Deferral Percentage") exceeds the average of the Deferral Percentages for that Plan Year of each eligible employee who is not Highly Compensated for that Plan Year (the "Non-highly Compensated Group Deferral Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing the Pre-Tax Contributions made on his behalf for such year by his Section 415 Compensation (defined in subsection 6.8) as limited for such year under section 401(a)(17) of the Code, subject to the following special rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year shall be counted, regardless of whether any Pre-Tax Contributions are made on his behalf for the year.

     (b) the Deferral Percentage for any Highly Compensated member who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other arrangements (described in section 401(k) of the Code) maintained by the Company, Coporation or a Related Company that end with or within the same calendar year (other than a plan or arrangement subject to mandatory desegregation under applicable Treasury regulations), shall be determined as if all such elective deferrals were made on his behalf under the Plan and each such other arrangement;

     (c) excess Pre-Tax Contributions distributed to a Participant under subsection 4.5 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code;

     (d) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection 4.6 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such aggregated plans must all have the same plan year.

The provisions of this subsection 4.6 shall be interpreted in accordance with the requirements of section 401(k) of the Code and the regulations thereunder.

     4.7. Correction of Excess Contributions. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests set forth in subsection 4.6, the Committee, notwithstanding any other provision of the Plan, shall instruct the Trustee to distribute sufficient Pre-Tax Contributions, with any allocable gains or losses for such Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of the Plan and is consistently applied to making corrective distributions under this subsection 4.7 and subsection 4.5 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations, so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection 4.6, to Highly Compensated Participants on whose behalf such contributions were made, starting with the Participant with the largest Pre-Tax Contributions and continuing with the Participant with the next largest Pre-Tax Contributions (and so forth), under the leveling method described in applicable Treasury notices and regulations. The amounts to be distributed to any Participant pursuant to this subsection
4.7 shall be reduced by the amounts of any Pre-Tax Contributions distributed to him for such Plan Year pursuant to subsection 4.5. The Committee shall return such excess Pre-Tax Contributions (and allocable interest) by the close of the Plan Year following the Plan Year for which they were made.

     4.8. Highly Compensated Employees. An employee shall be "Highly Compensated" for any Plan Year if he:

     (i) was a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) of the Corporation during that Plan Year or the preceding Plan Year, or;

     (ii) received Section 415 Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code) during the calendar year beginning within the preceding Plan Year.

     4.9. Rollover Contributions. A salaried employee of an Employer receiving Compensation, regardless of whether he has become a Participant, may make a Rollover Contribution (as defined below) to the Plan. The term "Rollover Contribution" means a rollover contribution, in cash, of all or part of the taxable portion of a distribution which, under the applicable provisions of the Code, is permitted to be rolled over to a qualified plan. If an employee who is not otherwise a Participant makes a Rollover Contribution to the Plan, he shall be treated as a Participant only with respect to such Rollover Contribution until he has met all of the requirements for Plan participation set forth in subsection 2.1.

                                   SECTION 5

                                Plan Investments

     5.1. Investments in General. The Plan as a whole is intended to be invested primarily in PepsiCo Stock. The Plan's records shall be maintained in such a way as to distinguish the LESOP portion of the Plan from the ESOP portion of the Plan, and the following provisions shall govern each such portion:

     (a) As to the LESOP portion of the Plan, all assets, including earnings thereon, shall be invested exclusively in PepsiCo Common Stock or PepsiCo Preferred Stock, subject to the retention in cash or cash equivalents of such reasonable amounts as may be necessary from time to time for administration of the Plan and such amounts as designated by the Investment Committee, , the retention of PepsiCo Stock related to Supplemental LESOP Contributions, and the payment of any dividends on PepsiCo Stock which the Committee directs to be paid to Participants.

     (b) As to the ESOP portion of the Plan, Participants shall be entitled to select where, from among two or more investment funds (the "Investment Funds") chosen by the Investment Committee, their Pre-Tax Contributions and Rollover Contributions, if any, and the earnings thereon shall be invested. The Investment Funds shall include a PepsiCo Stock Fund, which shall be invested in common stock of the Corporation and, for purposes of liquidity, cash or cash equivalents. The Investment Committee may add or delete an Investment Fund or change the investment strategy of any Investment Fund at any time without prior notice. Investments of each Investment Fund shall be made as nearly as is reasonably possible in accordance with the provisions of the Plan, but the Trustee is authorized, subject to the provisions of Section 7, to use its discretion as to the timing of purchases and sales of securities, and is further authorized to keep such portion of any of the Investment Funds, as may seem advisable from time to time, in cash or cash balances, and/or in short-term fixed-income investments.

     5.2. Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interests in each such Fund and the portion thereof that is attributable to each of his Accounts.

     5.3. Investment Fund Elections. At the time that a Participant enrolls in the Plan he may specify the percentage, in increments of 1%, of Pre-Tax Contributions subsequently credited to the ESOP portion of his Accounts that are to be invested in each of the Investment Funds in accordance with uniform rules established by the Committee. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Committee. A Participant may modify his investment direction prospectively by entering into the Phone System his election to do so prior to the effective time of the change in accordance with uniform rules established by the Committee.

     5.4. Transfers Between Investment Funds. Subject to uniform rules established by the Committee, each Participant may elect to transfer prospectively, in whole percentages or dollar amounts (not less than $250 or fund balance whichever is less) the value of the ESOP portion of his Accounts held in any Investment Fund to any other Investment Fund then made available to such Participant. Any such election shall be made by entering it into the Phone System prior to the time it is to be effective in accordance with uniform rules established by the Committee.

     5.5. LESOP Loans. Prior to the Effective Date, the Company Committee from time to time directed the Trustee to incur debt (a "LESOP Loan") for the purpose of acquiring Quaker Stock or for the purpose of repaying all or any portion of any outstanding LESOP Loan, subject to the following:

     (a)  Each LESOP Loan shall be for a specific term.

     (b) The interest rate with respect to a LESOP Loan may be fixed or variable; provided, however, that in either case such rate shall not be in excess of a reasonable rate of interest taking into account all relevant factors, including the amount and duration of the loan, the security and the guarantee, if any, and the credit standing of the Plan and the guarantor, if any.

     (c) The proceeds of a LESOP Loan shall be used, within a reasonable time after receipt, to acquire Quaker Stock, or to repay all or any portion of such LESOP Loan or of a prior LESOP Loan.

     (d) The only Plan assets which may be given as collateral for a LESOP Loan are Quaker Stock acquired with the loan proceeds, or with the proceeds of any prior LESOP Loan to the extent that such prior LESOP Loan is repaid with the proceeds of the current LESOP Loan. Any such collateral shall be released as provided in subsection 5.6.

     (e) Under the terms of the LESOP Loan, no person entitled to payment thereunder shall have any right to any Plan assets other than (i) collateral given for the LESOP Loan in accordance with paragraph (d) next above, (ii) Basic LESOP Contributions and (iii) earnings attributable to such collateral and to the investment of such contributions.

     (f) Subject to paragraph (e) next above, the LESOP Loan shall be without recourse against the Plan.

     (g) Payments which relate to any Plan Year on all outstanding LESOP Loans shall not exceed an amount equal to the sum for all Plan Years of all Basic

          LESOP Contributions, all earnings on such contributions, all earnings on the collateral, if any, provided in accordance with paragraph (d) next above and all dividends paid on Quaker Stock held in the Suspense Account or acquired by the Original ESOP before August 4, 1989, reduced by all prior LESOP Loan payments which relate to all prior Plan Years.

     (h) In the event of a default under the LESOP Loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default. If the lender is a disqualified person (as defined in section 4975(e) of the Code) or a party in interest to the Plan (as defined in section 3(14) of ERISA), the LESOP Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the LESOP Loan.

     (i) If any shares of PepsiCo Stock are not readily tradable on an established market (within the meaning of section 409(h)(1)(B) of the Code), any Participant who is entitled to a distribution of such shares from the Plan (including both the LESOP and ESOP portions) shall have a right to require the Corporation to repurchase such shares in accordance with section 409(h)(1)(B) of the Code. Subject to the preceding sentence, and except as otherwise provided by section 409(l) of the Code, PepsiCo Stock acquired with the proceeds of LESOP Loan shall not be subject to a put call or other option or a buy-sell or similar arrangement either while held by the Plan or when distributed to or on account of a Participant whether or not the Plan is then an employee stock ownership plan.

     5.6. Release of Quaker Common Stock From Collateral. This Section 5.6 applies only to LESOP Loans outstanding prior to the Effective Date. Subject to the following provisions of this subsection 5.6, for any Plan Year during which a LESOP Loan remains outstanding, the total number of shares of Quaker Stock which shall be released from encumbrance for such Plan Year shall be equal to the product of the number of shares of Quaker Stock which serve as collateral for such LESOP Loan multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the loan for the year and the denominator of which is the amount of principal and interest paid or payable on the loan for that year and for all future years. For purposes of determining the preceding fraction for any Plan Year, if the interest rate under the LESOP Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the preceding sentence, any LESOP Loan may provide that Quaker Stock shall be released from encumbrance in amounts proportionate to principal payments only, provided that:

     (a) The LESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

     (b) interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

     (c) the term of the LESOP Loan, together with any renewal, extension or refinancing thereof does not exceed ten years.

If Quaker Stock of more than one class is acquired with the proceeds of any LESOP Loan, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

5.7. Suspense Account and Release of Quaker Common Stock. This Section applies only to LESOP Loans outstanding (and related events occurring) prior to the Effective Date. All shares of Quaker Stock acquired with the proceeds of a LESOP Loan, and the amount of such proceeds, if any, which is held in cash or cash equivalents in accordance with the provisions of subsection 5.1. shall be allocated to a "LESOP Suspense Account". Shares of Quaker Stock which are released from encumbrances for any Plan Year due to a LESOP Loan payment which relates to that Plan Year shall be withdrawn from such LESOP Suspense Account and allocated and credited to Participant Accounts in accordance with the provisions of subsection 6.3. If shares of Quaker Stock do not serve as collateral for any LESOP Loan, the shares of Quaker Stock acquired with the proceeds of such loan shall be withdrawn from the LESOP Suspense Account in a manner established by the Committee as if such shares were collateral for the LESOP Loan. In the event that a LESOP Loan is repaid with the proceeds of a subsequent LESOP Loan (the "Subsequent LESOP Loan"), the shares of Quaker Stock in the LESOP Suspense Account as of the date of repayment shall be released in accordance with the foregoing provisions of this subsection 5.7 on the basis of payments made on the Subsequent LESOP Loan.

                                   SECTION 6

                                Plan Accounting


     6.1. Participants' Accounts. The Committee shall maintain the following "Accounts" in the name of each Participant:

     (a) an "Employer Contribution Account," which shall reflect Basic and Supplemental LESOP Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto;

     (b) a "Pre-Tax Account," which shall reflect Pre-Tax Contributions, if any, and profit sharing contributions made by the Employers prior to 1984, made on his behalf and the income, losses, appreciation and depreciation attributable thereto; and

     (c) a "Rollover Account," which shall reflect Rollover Contributions, if any, made by him and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules. The Accounts and subaccounts provided for in this subsection 6.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate Accounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to those Accounts. Each Participant's accounts shall be full vested and nonforfeitable at all times.

     6.2. Crediting of Fund Earnings and Changes in Value. As of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be credited to each Participant's subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied.

     The Plan shall use a daily valuation system, which generally means that Participants' Accounts will be updated each Accounting Day to reflect activity for that day, such as new contributions received by the Trust changes in Participants' investment elections, and changes in the unit value of the Investments Funds. For this all to happen as anticipated on any given day, the Plan's record keeper must receive complete and accurate information from a variety of different sources. Although the Plan's recordkeeping system and the interfaces between it and the sources of the necessary information - such as the Company payroll system - will have been designed to enable the daily valuation process to proceed smoothly, events may occur that cause an interruption in the process affecting a single Participant or a group of Participants. Neither the Employers, the Trustee nor the Plan guarantee that any given transaction will be processed on the anticipated day.

For all purposes of the Plan, all valuations of shares of PepsiCo Stock which are not readily tradable on an established securities market shall be made by an independent appraiser (within the meaning of section 401(a)(28) of the Code) selected by the Committee.

     6.3. Allocation and Crediting of Quaker Stock Released From Suspense Account. This Section applies only to Suspense Accounts existing (and related events occurring) prior to the Effective Date. A Participant shall be entitled to an allocation under this subsection 6.3 even if he terminates employment with the Employers before the end of the Plan Year, based upon the Compensation paid to him during the Plan Year. Accordingly, allocations to all Participants shall be deemed made when their Compensation is paid during a Plan Year, even though the actual shares of Quaker Stock are not released from the Suspense Account and credited to Participants' Accounts until the end of the Plan Year. Subject to the provisions of subsection 6.8, shares of Quaker Stock which are released from the Suspense Account due to a LESOP Loan payment for a Plan Year, in accordance with the provisions of subsection 5.7, shall be credited to the Participants' Accounts as follows:

     (a) First, as required by the last sentence of subsection 6.4(c), as of the applicable dividend payment date referred to in subsection 6.4(c), and

     (b) the balance, after the crediting required by the last sentence of subsection 6.4(c), as of the last day of the Plan Year, to the Accounts of Participants who were employed by the Employers during that year, pro rata, according to the Compensation paid to them during that Plan Year.

Nothing in the preceding provisions of this subsection 6.3 shall require the crediting under paragraph (a) above to wait until the remaining shares released for a Plan Year are credited in accordance with paragraph (b) above.

     6.4. Allocation and Crediting of Supplemental LESOP Contributions and Dividend Replacement Contributions. No Contributions shall be made under this
Section 6.4 after the Effective Date. A Participant shall be entitled to an allocation under this subsection 6.4 even if he terminates employment with the Employers before the end of the Plan Year, based upon the Compensation paid to him during the Plan Year. Accordingly, allocations to all Participants shall be deemed made when their Compensation is paid during a Plan Year, even though the contributions are not actually made and credited to Participants' Accounts until after the end of the Plan Year. Subject to the provisions of subsection 6.8, Supplemental LESOP Contributions for any Plan Year shall be credited as follows:

     (a) Supplemental LESOP Contributions made in the form of cash shall be used to purchase shares of Quaker Stock, which shares, as of the last day of the Plan Year to which the Contribution relates, shall be credited to the Accounts of Participants who were employed by the Employers during that Plan Year, pro rata, according to the Compensation paid to them during that Plan Year.

     (b) Supplemental LESOP Contributions made in the form of Quaker Stock, as of the last day of the Plan Year to which the contribution relates, shall be credited to the Accounts of Participants who were employed by the Employers during that Plan Year, pro rata, according to the Compensation paid to them during that Plan Year.

     (c) Dividend Replacement Contributions made pursuant to subsection 3.6 shall be credited to Participants' Accounts as of the applicable dividend payment date, pro rata, based on shares of Quaker Stock allocated to Participants' Accounts as of the dividend record date. If the value of the shares so credited as Dividend Replacement Contributions is less than the value of the dividends that would have been credited to such Participants' Accounts had they not been used to make payments on ESOP Loans (the "Shortfall"), the first shares credited for the Plan Year under subsection 6.3 shall be credited as if they were Dividend Replacement Contributions, to the extent necessary to eliminate the Shortfall.

6.5. Earnings on Suspense Account Assets and Quaker Stock. This Section applies only to earnings realized or earned prior to the Effective Date. Subject to the last sentence of this subsection, all earnings on assets held in the Suspense Account and on Quaker Stock acquired with the proceeds of a LESOP loan, shall be used by the Trustee to make payments of interest or principal, or both, on the

LESOP Loan to which such assets are attributable. Subject to the following sentence, all earnings on Quaker Stock acquired by the Original ESOP on or before August 4, 1989 shall be used by the Trustee to make payments of interest or principal, or both, on any LESOP Loan, as directed by the Committee. Any cash, Quaker Stock or other securities received by the Trustee on shares of Quaker Stock held in the Suspense Account by reason of a stock split, stock dividend or as a result of a merger, consolidation, reorganization, recapitalization, special dividend or similar change in the Company's securities shall continue to be held in the LESOP Suspense Account for future allocation to the Accounts of Participants in the same manner as the Quaker Stock to which it is attributable and, in the case of cash or other securities, shall be reinvested in Quaker Stock as soon as practicable after receipt by the Trustee. Notwithstanding the foregoing provisions of this subsection 6.5, the Committee may direct that dividends received on Quaker Stock credited to Participants' Accounts be credited to such Accounts for reinvestment in Quaker Common Stock, in lieu of making payments on outstanding LESOP Loans.

     With respect to Basic LESOP Contributions described in subsection 3.1 and made to the Trustee before the date LESOP Loan obligations are due to be paid, any earnings on such amounts shall be deemed earnings on LESOP Suspense Account assets and shall be used by the Trustee to make LESOR Loan payments of interest or principal.

     For purposes of determining the number of shares of Quaker Common Stock in LESOP allocated accounts that were acquired on or before August 4, 1989 ("old shares"), and the number of shares of Quaker Common Stock in LESOP allocated accounts that were not acquired on or before August 4, 1989, any distributions from LESOP allocated accounts of Quaker Common Stock will be deemed to consist of the same ratio of old shares/new shares as existed in LESOP allocated accounts immediately prior to the distribution.

     6.6. Crediting of LESOP Dividends. Except in the case of dividends used to make payments of principal or interest on LESOP Loans, all dividends paid to the Trustee with respect to shares of PepsiCo Stock held in the LESOP portion of the Plan, other than shares held in the LESOP Suspense Account, shall be credited to the Account of each Participant to whose Account such shares are credited (or are to be credited in accordance with subsection 6.3) and shall be invested in additional shares of PepsiCo Stock, subject to the retention in cash or cash equivalents of such reasonable amounts as may be necessary from time to time for administration of the Plan and such amounts as designated by the Committee. Any cash, PepsiCo Stock or other securities received by the Trustee on shares of PepsiCo Stock, other than shares held in the Suspense Account, by reason of a stock split, stock dividend or as a result of a merger, consolidation, reorganization, recapitalization, special dividend or similar change in the Corporation's securities shall be immediately credited to the Account of each Participant to whose Account such shares of PepsiCo Stock are credited, and in the case of cash or other securities, shall be reinvested in PepsiCo Stock as soon as practicable after receipt by the Trustee.

     6.7. Payment of ESOP Dividends. All dividends paid on PepsiCo Common Stock credited to Participant's Accounts under the ESOP portion of the Plan shall be passed through to such Participants in one of the following ways, as determined by the Committee in its sole discretion:

     (a) directly to Participants in proportion to the value of the interests in their Accounts in the PepsiCo Stock Fund on the dividend record date; or

     (b)  to the Trustee, in which case the Trustee will, no later than ninety
          (90) days after the end of the Plan Year in which the dividends are paid, distribute them to the Participants to whose Accounts they are attributable.

     6.8. Limitation on Allocations to Participants' Accounts. Notwithstanding any other provision of the Plan (except subsection 6.10), a Participant's Annual Additions (as defined in subsection 6.9) for any calendar year shall not exceed an amount equal to the lesser of:

     (a) 25 percent of the Section 415 Compensation (as defined below) paid to the Participant in that calendar year; or

     (b) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(i)(A) of the Code).

A Participant's "Section 415 Compensation" for any calendar year means his total compensation (as described in Treas. Reg. (1.415-2(d)(1)) paid during that year for services rendered to the Employers or to any other trade or business which, together with an Employer, is a Participant in a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and (c) of the Code, as modified by section 415(h) of the Code, exclusive of deferred compensation and other amounts which received special tax treatment (as described in Treas. Reg. 1.415-2(d)(2)), but including any elective deferral under section 402(g) of the Code or salary reduction contribution under section 125 of the Code to any plan maintained by an Employer or Section 415 Affiliate (defined in subsection 6.9).

To correct any excess Annual Additions, Pre-Tax Contributions (and the earnings thereon) will first be returned to the affected Participant. Then, if the limit set forth in this subsection would still be exceeded by any amount which is released from the LESOP Suspense Account and otherwise allocable to the Participant's Account, such remaining excess amounts shall be reallocated (in accordance with the provisions of subsection 6.3) to those Participants whose Accounts need not be reduced pursuant to this subsection 6.8 during that calendar year, until such excess amount is exhausted. If reallocation pursuant to the preceding sentence does not exhaust the excess amount, then the remaining excess amount shall be credited to a "415 Excess Account". The Committee shall establish reasonable procedures to determine what amounts must be returned and/or reallocated pursuant to this subsection to ensure that the limits set forth in this subsection are not exceeded. For all purposes of the Plan, amounts credited to a 415 Excess Account for any calendar year shall be treated as Supplemental LESOP Contributions for the next following Plan Year end or Plan Years end until all amounts so held have been allocated in accordance with the provisions of subsection 6.4.

     6.9. Annual Additions. Subject to subsection 6.10 below, a Participant's "Annual Additions" for any calendar year means the sum of:

     (a)  the Supplemental LESOP Contributions allocated to the Participant's

          Accounts for that year with respect to Compensation paid during that year in accordance with subsection 6.4; plus

     (b) the Participant's proportionate share (determined on the basis of his proportionate share of the Quaker Stock released from the LESOPSuspense Account in accordance with subsection 5.7) of the Basic LESOP Contributions which were used to repay any principal and interest amount on a LESOP Loan and which caused a release of shares of Quaker Stock from the Suspense Account allocated as of that year with respect to Compensation paid or dividends replaced during that year; plus

     (c) the Dividend Replacement Contributions credited to the Participant's Accounts for that year in accordance with subsection 6.4; plus

     (d)  the sum of all other contributions (other than Rollover
          Contributions) allocated to a Participant's Accounts for such year, excluding Pre-Tax Contributions that are distributed as excess deferrals in accordance with subsection 4.5 but including any Pre-Tax Contributions treated as excess contributions under subsection 4.7; plus

     (e) employer contributions by the Company or a Section 415 Affiliate allocated for such year to any individual medical account (as defined in section 415(l) of the Code) or to a separate account under a funded welfare benefit plan (as described in section 419(A)(d)(2) of the Code).

For purposes of calculating a Participant's Annual Additions, dividends on Quaker Stock in the LESOP Suspense Account, including earnings on such dividends, which are used to repay a LESOP Loan shall be allocated first to the principal portion, and any remaining amounts shall be allocated to the interest portion, of the LESOP Loan payment.

For purposes of applying the limits of subsection 6.8, Annual Additions shall also include annual additions under any other defined contribution plan maintained by a Related Company or an entity that would be a Related Company if the ownership tests of section 414(b) and (c) of the Code were "more than 50" rather than "at least 80" (a "Section 415 Affiliate").

     6.10. Special Section 415 Rules For LESOP Loan Payment. Any Basic LESOP Contributions which are used to pay interest on a LESOP Loan, shall not be included as Annual Additions under subsection 6.8; provided, however, that the provisions of this subsection 6.10 shall be applicable for any calendar year only if not more than one-third of the Basic Employer Contributions applied to pay principal and/or interest on any LESOP Loan for that calendar year are allocated to Participants who are Highly Compensated Employees.

6.11. Combined Limit Under Section 415(e). If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by a Related Company, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code, to the extent applicable. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415 (e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 6.11, all qualified defined benefit plans (whether or not terminated) of the, Section 415 Affiliates shall be aggregated.

     6.12. Correction of Accounting Error. In the event of an error in the adjustment of a Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made, by changing the method of allocating Employer Contributions (in a manner that does not discriminate in favor of highly compensated Participants) under paragraph 6.3(b) or by the Employer of such Participant making an additional contribution, to permit correction of the error. Except as provided in this subsection 6.12, the Accounts of other Participants shall not be readjusted on account of such error.

     6.13. Statement of Plan Interest. As soon as practicable after the close of each Plan Year, the Committee shall provide each Participant with a statement reflecting the value of his interest in the Plan.

     6.14. Limitation on Electing or Deceased Shareholder. If a Corporation shareholder sells PepsiCo Stock to the Trust and elects (with the consent of the Committee) nonrecognition of gain under section 1042 of the Code, or if the executor of the estate of a deceased Corporation shareholder sells PepsiCo Stock to the Trust and claims (with the consent of the Committee) an estate tax deduction under section 2057 of the Code, no portion of the PepsiCo Stock purchased in any such transaction (or any dividends or other income attributable thereto) may be allocated during the ten-year period following the purchase (or, if a LESOP Loan was incurred in connection with such purchase, the period beginning on the date of such purchase and ending on the tenth anniversary of the date as of which shares are released from the Suspense Account as a result of the final payment on the LESOP Loan) to the Accounts of:

(1) the selling shareholder (in the case of a nonrecognition transaction under section 1042 of the Code) or the decedent (in the case of a sale to which
     Section 2057 of the Code applies); or

(2) his spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in section 267(b) of the Code.

In addition, no portion of the PepsiCo Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any Participant owning (as determined, under section 318(a) of the Code, without regard to section 318(a)(2)(B)(i) of the
Code), during the entire one-year period preceding the purchase, or on any date that PepsiCo Stock is allocated under the Plan, more than 25% of any class of outstanding PepsiCo Stock or of the total value of any class of outstanding PepsiCo Stock.

To the extent that a Participant is subject to the allocation limitation described in this subsection 6.14 for a Plan Year, he shall not share in the allocation of Employer Contributions.

                                   SECTION 7

                               Shareholder Rights

     7.1. Voting Rights. Prior to each annual or special meeting of shareholders of the Corporation, the Trustee shall send to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the number of whole shares and any fractional share of PepsiCo Stock allocated to the Participant's Accounts. The voting instructions received by the Trustee will be held by it in confidence. Upon receipt of such instruction, the Trustee shall vote such shares as instructed, provided that, in the case of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the instruction of the Participants to whose Accounts fractional shares are credited. The Trustee shall vote shares of PepsiCo Stock for which it does not receive voting instructions, including those shares which are not allocated to Participant Accounts, in the same proportion as shares with respect to which it does receive instructions.

     7.2. Tender and Exchange Rights. The Trustee shall provide each Participant with such notices and information statements as are provided to Corporation shareholders generally with respect to any tender or exchange offer, and each Participant shall be entitled to direct the Trustee with respect to the tender or exchange of whole shares and any fractional shares of PepsiCo Stock allocated to his Accounts. A Participant's instructions shall remain in force until superseded in writing by the Participant. Upon receipt of such direction, the Trustee shall tender or exchange such shares as directed, provided that, in the case of fractional shares, the Trustee shall tender or exchange the combined fractional shares to the extent possible to reflect the direction of the Participants to whose Accounts fractional shares are credited. The Trustee shall not tender or exchange shares in a Participant's Account for which directions are not received. The Trustee shall tender or exchange shares of PepsiCo Stock which are not allocated to Participants' Accounts such that the ratio of tendered or exchanged unallocated shares to all unallocated shares is the same as the ratio of tendered or exchanged shares in Participants' Accounts to all shares in Participants' Accounts. Unless and until shares of PepsiCo Stock are tendered or exchanged, the individual instructions received by the-Trustee from Participants shall be held in strict confidence and shall not be divulged or released to any person, including officers and employees of the Employers.

     7.3 Dissenters' Rights. The Trustee shall provide each Participant with such notices, proxy and information statements as are provided to Corporation shareholders generally or as otherwise are appropriate with respect to any merger or consolidation pursuant, to which Participants are entitled to exercise appraisal or dissenters' rights. Each Participant shall be entitled to direct the Trustee, by written notice in accordance with procedures set forth in such statements, to dissent and to exercise dissenters' rights only with respect to the full number of shares of PepsiCo Preferred Stock allocated to the Participant's accounts, The Trustee shall follow directions of each Participant as to the exercise of dissenters' rights with respect to shares allocated to such Participant's account and shall follow the directions of the Committee as to unallocated shares and allocated shares with respect to which no directions are received. Any fees or expenses apportioned to the ESOP will be charged pro rata to the account of each dissenting Participant who is a party to the action according to the percentage determined by dividing (x) the number of dissenting shares held for the account of such Participant by (y) the number of dissenting shares hold for the accounts of all such Participants

     7.4. Exercise of Shareholder Fights by Beneficiary. Should the Committee receive notice that a Participant has been declared incompetent, or should a Participant die and Account has not yet been distributed, then his Beneficiary shall be entitled to exercise the rights of the Participant under this Section 7.

                                   SECTION 8

              Loans and Distributions From Participants' Accounts

     8.1. Loans. Participants may obtain loans from the ESOP portions of their Accounts on the terms and conditions as set forth in this subsection and as established by the Committee:

     (a) The dollar amount of such loan to any Participant, when added to the balance of any other outstanding loans granted under this subsection, shall not exceed the lesser of

          (i) 50% of all of the Participant's Accounts (including the LESOP portion), or

          (ii) $50,000 minus the excess (if any) of the highest outstanding balance of loans from the Plan during the year preceding the date the new loan is made, over the outstanding balance of all other loans from the Plan (as of the date the new loan is made).

The foregoing limits shall be applied on an aggregate basis taking into account all loans from any plan maintained by the Company, or any Related Company.

     (b) The term of any such loan shall not exceed five years, except in the case of a loan used to purchase the Participant's principal residence (the term of which may not exceed 15 years). The unpaid balance of any such loan shall bear a fixed rate of interest established by the Committee. Each loan shall provide for level payments of principal and interest no less frequently than quarterly. Level payments shall be made through payroll deductions so long as the Participant remains employed by an Employer or Related Company. Any loan may be prepaid in full at any time by the Participant.

     (c) Each loan used for the purchase of a primary residence with a term longer than 5 years shall be evidenced by a promissory note or notes made, executed and delivered by the applying Participant to the Committee. Each such note or notes shall be in such form and contain such terms and conditions as the Committee shall determine.

     (d) Each loan to a Participant under this subsection shall be secured by such Participant's nonforfeitable interest in his Accounts.

     (e) Any application for a loan under this subsection shall constitute an application by the Participant directing that the Participant's interest in his Accounts be invested in such loan (up to the amount of the loan). If a loan is granted hereunder, the value of a Participant's Accounts shall be adjusted as of each Valuation Date to reflect the principal and interest credited to such Accounts as a result of the loan investment as directed by the Participant hereunder. Under rules adopted by the Committee, loans shall be made from one or more of the Investment Funds in which a

          Participant's Accounts are invested prior to the making of the loans hereunder. Applications for loans may be made through the Phone System, except that applications for home purchase loans with a term in excess of 5 years must be made in writing and accompanied by appropriate documentation as determined by the Committee in its sole discretion.

     (f) No Participant may have more than two general and one home purchase loans outstanding under this subsection at any given time.

     (g) Loan payments will be suspended as permitted under section 414(u) of the Code (relating to qualified military service).

     (h) Loans shall be subject to such other terms and conditions as the Committeemay impose from time to time.

No Participant who applies for a loan and directs the investment of his Accounts in accordance with this subsection shall be considered a fiduciary by reason of his exercise of control over his Accounts and no person who is otherwise a fiduciary (including the Trustee, the Corporation, the Committee, the Investment Committee, the Employers, and the Company) shall have any liability for any loss, or by reason of any breach, which results from such Participant's exercise of control.

Any distribution or loan made pursuant to this Section 8 shall be made in a manner which is consistent with and satisfies the provisions of Supplement B with respect to any transferred Accounts, including, but not limited to all notice and consent requirements of Code sections 417 and 411 (a)(11) and the Treasury Regulations thereunder.

8.2.     In Service Distributions and Transfers.

     (a) Each Participant who has reached age 59-1/2 or who is disabled may from time to time elect to have all or part of his Accounts distributed to him in PepsiCo Stock or in cash, except that cash shall be distributed in lieu of any fractional shares of PepsiCo Stock Credited to the Participant's Account. "Disabled" for this purpose means the state of being totally and permanently disabled so as to be unable to perform any work for remuneration or profit, as determined solely by the Committee, considering the advice of a medical doctor.

     (b) Upon written request, a Participant may take a distribution of all or part of the ESOP portion of his Accounts, excluding interest earned after June 30, 1988, in the event of hardship. "Hardship" means when funds are required to purchase a primary residence for the Participant or his family, to finance the post-secondary education of the Participant or his family, to pay for unreimbursed medical expenses for the Participant or his dependent, to pay for funeral expenses of a family member or to alleviate circumstances which present financial hardship due to the need to (i) purchase or make substantial repairs to a vehicle used as the sole means of the Participant's transportation to and from work, (ii) pay legal fees,
          (iii) satisfy a tax debt resulting from an audit of the Participant's Federal tax return or (iv) satisfy credit debt where wage garnishment has been threatened, plus amounts necessary for applicable income and penalty taxes. Distributions under this paragraph shall be made as soon as practicable after the Committee approves the request.

     (c) A Participant who has attained age 55 and completed at least ten years of participation in the Plan (or, in the case of a Participant whose interest in the Quaker Stock Sharing Plan was transferred to this Plan, ten years in the aggregate) shall be notified of his right to elect to transfer part of the LESOP portion of his Accounts to one or more of the Investment Funds under the ESOP portion of the Plan. An election to transfer must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this paragraph 8.2(c), the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant has attained age 55 and completed ten years of participation.

          (i) For each of the first five Plan Years in the Election Period, the Participant may elect to transfer an amount which does not exceed 25% of the number of shares of PepsiCo Stock credited to the Participant's Accounts that had been acquired by or contributed to the LESOP portion of the Plan after December 31, 1986, less the number of such shares previously transferred or distributed under this paragraph 8.2(c) or its predecessor provision under the Original ESOP. In the case of the last Plan Year in the Election Period, the Participant may elect to transfer an amount which does not exceed 50% of such shares of PepsiCo Stock less the number of such shares previously transferred under this paragraph 8.2(c).

          (ii) Any transfer under this paragraph 8.2(c) shall be transferred within 90 days after the 90-day period in which the election may be made. All amounts transferred pursuant to this paragraph 8.2(p) shall thereafter be subject to, and solely governed by, the terms of the Plan applicable to the ESOP portion thereof.

     Distributions under this subsection 8.2 shall be made in cash or in whole shares of PepsiCo Common Stock (with fractional shares paid in cash) at the Participant's election.

     (d) At any time after the Effective Date, the Committee may permit each Participant to diversify up to 50% of the assets held in his or her Participant Accounts under the LESOP and ESOP portions of the Plan and to transfer such assets to other investment alternatives offered under the Plan. Such diversification shall be permitted and carried out only as determined by the Committee and in accordance with rules and procedures established by the Committee.

     8.3. Post-Termination Distributions. Subject to the following provisions of this Section 8, a Participant's Accounts under the Plan shall be distributed to him, or in the event of his death to his Beneficiary, after the date on which his employment with the Employer and the Related Companies terminates for any reason.

Pursuant to election by the Participant, distribution shall be in shares of PepsiCo Stock or in cash; except that cash shall be distributed in lieu of any fractional shares of PepsiCo Stock credited to the Participant's Accounts. Distribution shall be made not later than 60 days after the last day of the Plan Year in which the Participant attains age 65, or if later, in which his termination of employment occurs, subject to the following:

     (a) A Participant may elect to have distribution made to him as soon as practicable after his termination of employment occurs, provided that he is not reemployed by an Employer or Related Company prior to such distribution. Any subsequent Plan allocation made to the Participant's Accounts after such distribution in accordance with
          Section 6 shall be distributed as soon as practicable after such allocation.

     (b) Subject to paragraph (d) below a Participant who has terminated employment may elect to defer his distribution until he attains age 70-1/2. For purposes of a deferred distribution, a Participant's Accounts will be valued as of the Accounting Date coinciding with the distribution.

     (c) In all events distribution shall be made (or commence) no later than the April 1 of the calendar year following the calendar year in which he terminates employment or attains age 70-1/2, whichever occurs later.

     (d) If the value of the Participant's Accounts is not in excess of $5,000 at the end of the Plan Year in which the Participant's termination occurs, after taking into account amounts credited to such Participant's Accounts as of such date in accordance with Section 6, the Committee shall direct the Trustee to distribute immediately amounts credited to his Accounts to the Participant or Beneficiary, provided that no such distribution shall be made without the Participant's consent if the value of the distribution as of the Accounting Date on which it is processed exceeds $5,000. Any such distribution shall be in the form of cash or, if elected by the Participant, whole shares of PepsiCo Stock (with cash for any fractional shares.)

     (e) If the value of the, Participant's Accounts is in excess of $5,000 determined as of the Accounting Date coinciding with the date ofdistribution, distribution of such Amount shall be made to the Participant at such time as the Participant elects (subject to paragraph (b) above), in one of the following forms chosen by the
          Participant:

          (i)  a single lump sum payment, or

          (ii) in a partial distribution (optional with Participant) and in approximately equal annual installments over a period of years not exceeding the Participant's life expectancy.

In the event distribution is made in installments, the remaining balance in the Participant's Accounts shall continue to be adjusted for gains and losses as of each Accounting Date.

     (f) If the Participant dies prior to the payment of his interest under the Plan (as determined under the regulations under section 401(a)(9) of the Code), his Beneficiary may elect to have distribution made in a lump sum as soon as practicable, subject to the following:

          (i) If the Beneficiary designated by the Participant is the Participant's surviving spouse, the lump sum distribution may be deferred by the

               Beneficiary until no later than the date on which the Participant would have attained age 70-1/2 and, if the surviving spouse dies before distribution, distribution shall be applied under this paragraph (f) as if the surviving spouse were a Participant.

          (ii) If the Beneficiary designated by the Participant is not the Participant's surviving spouse, if the Participant failed to designate a Beneficiary or if the designated Beneficiary predeceases the Participant, distribution to the Beneficiary shall be made as of a date selected by the Committee, but no later than the fifth anniversary of the date of the Participant's death.

(g) If distribution of the Participant's interest under the Plan has begun (as determined under the regulations under section 401(a)(9) of the Code), but the Participant dies before payments are completed, his Beneficiary may elect in writing to continue to receive installment payments over the period designated in the Participant's election or over a shorter period, or to receive an immediate lump sum distribution.

8.4. Distribution to Persons Under Disability. Notwithstanding the foregoing provisions of this Section, in the event that a Participant or Beneficiary is incompetent and the Committee receives evidence satisfactory to it that a conservator or other person legally charged with the care of his person or of his estate has been appointed, the amount of any benefit to which such Participant or Beneficiary is then entitled from the Trust Fund shall be paid to such conservator or other person legally charged with the care of his person or estate.

     8.5. Interests Not Transferable. The interests of Participants and their Beneficiaries under the Plan and Trust Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of certain qualified domestic relations orders relating to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meets such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder, which may be paid to the alternate payee as soon as practicable after approval of the order (if the order so permits) regardless of the employment status of the Participant.

     8.6. Absence of Guaranty. Neither the Trustee, the Committee, the Investment Committee, the Corporation, the Company nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person, except as may be done by providing a written guarantee in connection with a LESOP Loan. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

     8.7. Designation of Beneficiary. Subject to the provisions of subsection
8.5 and Supplement B, each Participant, from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is married on the date of his death, his Beneficiary shall be his spouse unless the Participant designates as his Beneficiary a person other than his spouse and:

     (a) (i) the Participant's spouse consents in writing to such election which is filed with the Committee in such form as it may require,
          (ii) such beneficiary designation may not be changed without spousal consent, and (iii) the spouse's consent acknowledges the effect of such designation and is witnessed by either a notary public or a Plan representative appointed or approved by the Committee; or

     (b) it is established to the satisfaction of a Plan representative appointed or approved by the Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A Beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. Except as otherwise specifically provided in, this subsection, if a deceased Participant failed to designate a Beneficiary as provided above, or if all the designated Beneficiaries of a deceased Participant die before him, the remaining benefits shall be paid to the estate of the Participant. If a designated Beneficiary survives the Participant, but dies before his entire interest in the Account of the deceased Participant can be paid to him, the remainder of such interest of such Beneficiary shall be paid to a beneficiary designated by such Beneficiary (on a form and in a manner prescribed by the Committee) or, in the absence of such designation, to the Beneficiary's estate. The term "Beneficiary" as used in the Plan means the person or persons to whom a deceased Participant's benefits are payable under this subsection 8.7.

     8.8. Missing Recipients. Each Participant and each Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last post office address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. None of the Employers, the Committee, the Investment Committee, the Corporation, the Company or the Trustee will be required to search for or locate a Participant or Beneficiary. If a Participant or Beneficiary entitled to benefits under the Plan fails to claim such benefits and the Committee determines that it is unable to reasonably find his whereabouts, such benefits shall be forfeited and shall be used until exhausted to reduce the Basic and Supplemental LESOP Contributions otherwise required under Section 3 of the Employer which last employed the Participant. If the whereabouts of the Participant or Beneficiary is subsequently determined, such forfeiture shall be restored by the Employer whose contributions were so reduced and such restoration shall not be treated as an Annual Addition for purposes of subsection 6.8.

     8.9. Distribution and Transfer of PepsiCo Preferred Stock. Notwithstanding any other provisions of the Plan to the contrary, no PepsiCo Stock shall be distributed or transferred from the Plan in the form of PepsiCo Preferred Stock. With respect to any portion of a Participant's Account which is to be distributed or transferred in accordance with the provisions of this Section 8, the Committee shall direct the Trustee either to (a) cause the Corporation to redeem the shares of PepsiCo Preferred Stock allocated to such portion for their fair market value in cash or (b) convert such shares into shares of PepsiCo Stock (and cash representing the fair market value of any fractional shares of such stock) in accordance with the then applicable conversion rate of such PepsiCo Preferred Stock, whichever yields the greater value. If a Participant has elected distribution in the form of PepsiCo Stock pursuant to any applicable provision of this Section 8, any cash resulting from the redemption of PepsiCo Preferred Stock pursuant to this subsection 8.8 shall be used to purchase whole shares of PepsiCo Common Stock, which shall be distributed (with any remaining cash) in accordance with such election.

     8.10. Direct Rollover Option . To the extent required under the applicable provisions of section 401(a)(31) of the Code and regulations issued thereunder, any person receiving an "eligible rollover distribution" (as defined in such Code section) may direct the Trustee to transfer such distributable amount, or a portion thereof, to an "eligible retirement plan" (as defined in such Code section), in accordance with uniform rules established by the Committee.

     8.11. Restrictions on Distributions. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the ESOP portion of his Accounts pursuant to subsection 8.3 prior to the date he attains age 59 1/2, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the disposition of its interest in a subsidiary to an unrelated entity that meets the requirements for distribution under applicable Treasury regulations.

                                   SECTION 9

                   The Committee and the Investment Committee

     9.1. Membership. The membership of the Committee and Investment Committee referred to in subsection 1.3 each shall consist of one or more employees of the Corporationwho are appointed by the Corporation's Board of Directors . The Committee and Investment Committee shall each act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee and Investment Committee may authorize any one of its members to execute any documents, instrument or direction on its behalf. A written statement by a majority of the Committee or Investment Committee members or by an authorized Committee or Investment Committee member shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon. An individual's Committee or Investment Committee membership shall cease automatically when he terminates employment with the Corporation.

     9.2. Rights, Powers and Duties. The Committee shall have such discretionary authority as may be necessary to discharge its responsibilities under the Plan, including the following powers, rights and duties:

     (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such rules and regulations as may be adopted by the Committee;

     (c) to determine all questions arising under the Plan, including questions relating to the eligibility, benefits and other Plan rights of Participants and other persons entitled to benefits under the Plan and to remedy ambiguities, inconsistencies or omissions;

     (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

     (e)  to direct all benefit payments under the Plan;

     (f) to furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes;

     (g) to employ agents and counsel (who also may be employed by the Employers or the Trustee); and

     (h) to delegate to employees of the Corporation, Company, and Employers and the agents or counsel employed by the Committee such powers as the, Committee considers desirable; and

     (i) to allocate to any one of its members the power to act on behalf of the Committee with respect to any of its powers, fights or duties.

Paragraphs (g), (h) and (i) shall also apply to the Investment Committee.

     9.3. Application of Rule . In operating and administering the Plan, the Committee shall apply all rules of procedure and regulations adopted by it in a uniform and nondiscriminatory manner.

     9.4. Remuneration of Committee and Investment Committee Members and Expenses of Plan Administration. No remuneration shall be paid to any Committee or Investment Committee member as such. Except as otherwise determined by the Corporation, the following expenses will be paid directly by the Trustee out of assets of the Plan, or, if paid by the Corporation, Company and Employers reimbursed by the Trustee to the maximum extent permitted by law: (a) all direct expenses of administering the Plan, including but not limited to the fees and expenses of persons employed by the Committee to administer the Plan, and (b) all fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust, including but not limited to the Trustee's fees and brokerage commissions.

     9.5. Indemnification of the Committee and the Investment Committee. The Committee, the Investment Committee and the individual members thereof and any employees to whom the Committee or the Investment Committee has delegated responsibility in accordance with paragraph 9.2(h) shall be indemnified by the Employers and Corporation against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or the Investment Committee, its members or such employees by reason of the performance of a Committee or the Investment Committee function unless the Committee or the Investment Committee, such members or employees are judicially determined to have acted dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     9.6. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee and the Investment Committee each shall discharge its respective duties hereunder solely in the interests of the Participants in the Plan, and other persons entitled to benefits thereunder, and

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits thereunder; and

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     9.7. Information to be Furnished to Committee. The Employers shall furnish the Committee such data and information as may be required. The records of the Employers as to a Participant's period of employment, termination of employment and the reasons therefor, leaves of absence, reemployment and Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidenced data or information as it considers desirable to carry out the Plan.

     9.8. Resignation or Removal of Committee or Investment Committee Member. A Committee or Investment Committee member may resign at any time by giving at least 30 days' advance written notice to the Corporation and the other committee members. The Board of Directors of the Corporation may remove a Committee or Investment Committee member at any time by giving advance written notice to him and the other Committee or Investment Committee members.

     9.9. Appointment of Successor Committee or Investment Committee Members. The Corporation's Board of Directors may fill any vacancy in the membership of the Committee or the Investment Committee, and shall give prompt written notice thereof to the other committee members, the other Employers and the Trustee. While there is a vacancy in the membership of the committees the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

                                   SECTION 10

                           Amendment and. Termination

     10.1. Amendment. While the Corporation, Company and Employers expect and intend to continue the Plan. the Plan may be amended at any time by the Corporation by action of its Board of Directors or the duly authorized delegate thereof, provided that no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Employers and the Related Companies on the day of the amendment.

     10.2. Termination. The Plan will terminate as to all employees on any day specified by the Corporation by action of its Board of Directors or the duly authorized delegate thereof. Participation in the Plan will terminate as to the employees of any Employer on the first to occur of the following:

     (a) the date it is terminated by the Corporation if 30 days' advance written notice of the termination is given to the Trustee, the Committee and the other Employers;

     (b) the date that the Company completely discontinues its contributions under the Plan;

     (c) the date that Employer, Company or Corporation is judicially declared bankrupt or insolvent: or

     (d) the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 10.3, with the consent of the Corporation, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for that Employer under the Plan.

     10.3. Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

     10.4. Distribution on Termination and Partial Termination. If on termination of the Plan in accordance with subsection 10.2, a Participant remains in the employ of an Employer or a Related Company, the amount of his benefits shall be retained in the Trust until after his termination of employment with all of the Employers and Related Companies and shall be paid to him in accordance with the provisions of Section 8. On termination of the Plan, to the extent permitted by applicable law, any amounts held under the Suspense Account shall, to the extent that they exceed the amount required to prepay any outstanding LESOP Loan, be allocated pro rata, according to the balances of all Participants' Accounts. The benefits payable to an affected Participant whose employment with all of the Employers and Related Companies is terminated coincident with the termination or of the Plan shall be paid to him in accordance with the provisions of Section 8. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

     10.5. Notice of Amendment, Termination or Partial Termination. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan as required by law.

                                  SUPPLEMENT A
                                       TO
                 THE QUAKER 401(k) PLAN FOR SALARIED EMPLOYEES

                              (Top-Heavy Status)

     A-1. Application. This Supplement A to The Quaker 401(k) Plan for Salaried Employees (the "Plan") shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection A-5).

     A-2. Effective Date. The Effective Date of this Supplement A is July 1,
1984.

     A-3. Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

     A-4. Affected Participant. For purposes of this Supplement A, the term, "Affected Participant" means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy, provided however, that the term "Affected Participant" shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

     A-5, Top-Heavy. The Plan shall be "Top-Heavy" for any Plan Year if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-6) under all Aggregation Plans (as defined in subsection A-8) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:

     (a) The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of the plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan's Determination Date.

     (b) Benefits under any plan (including a terminated plan which if it had not been terminated would have been a Required Aggregation Plan) as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date or during any of the preceding four plan years, but shall not include any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first plan year.

     (c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed service for the Employer or Related Company during any of the five plan years ending on the applicable Determination Date.

     (d) The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

     (e) The present value of benefits under all defined benefit plans shall be determined on the on the factor and the 1984 Unisex Pension Mortality Table.

     A-6. Key Employee. The term "Key Employee" means an employee or deceased employee (or beneficiary of a deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of a deceased employee) who at any time during the plan year which includes the Determination Date or during any of the four preceding plan years was:

     (a) an officer of any Employer or Related Company with Section 415 Compensation for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related Companies;

     (b) one of the 10 employees owning the largest interests in any Employer or any Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Section 415 Compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;

     (c)  a 5% owner of any Employer or of any Related Company; or

     (d) a 1% owner of any Employer or any Related Company having Section 415 Compensation in excess of $150,000.

     A-7. Non-Key Employee. The term "Non-Key Employee" means any employee or beneficiary of a deceased employee who is not a Key Employee.

     A-8. Aggregation Plan . The term "Aggregation Plan" means the Plan and each other retirement plan maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

     (a) during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

     (b) during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code; or

     (c) at the election of the Employer would meet the requirements of sections 401(a)(4) and 410 of the Code if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.

     A-9. Required Aggregation Plan. The term "Required Aggregation Plan" means a plan described in either paragraph (a) or (b) of subsection A-8.

     A-10. Permitted Aggregation Plan. The term "Permitted Aggregation Plan" means a plan described in paragraph (c) of subsection A-8.

     A-11. Vesting. For any Plan Year during which the Plan is Top-Heavy the Account balance of any Affected Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this subsection A-11 shall continue to apply to (i) the portion of an Affected Participant's Account and Forfeiture Account balances which were accrued and vested prior to such Plan Year (adjusted for subsequent earnings and losses) and (ii) in the case of an Affected Participant who had completed at least 3 Years of Service, the portion of his Account and Forfeiture Account balances which accrue thereafter.

     A-12. Minimum Contribution. For any Plan Year during which the Plan is Top-Heavy, the minimum amount of Employer contributions and Forfeitures allocated to the Account of each Affected Participant who is employed by an Employer or Related Company on the last day of that year, who is not a Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is top-heavy shall, when expressed as a percentage of the Affected Participant's Section 415 Compensation, be equal to the lesser of:

     (a)  3%; or

     (b) the percentage at which Employer contributions and Forfeitures are allocated to the Accounts of the Key Employee for whom such percentages (when expressed as a percentage of Section 415 Compensation not in excess of $200,000) is greatest.

For purposes of the preceding sentence, compensation earned while not a member of a group of employees to whom the Plan has been extended shall be disregarded. Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit plan described in paragraph A-8(a) or A-8(b) to meet the requirements of section 401(a)(4) or 410 of the Code for that year. Employer contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to non-Key Employees until the requirements of this subsection A-12 have been met and, to the extent necessary to comply with the provisions of this subsection A-12, additional contributions shall be required of the Employers.

Elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution. However, elective contributions on behalf of employees other than Key Employees may not be treated as Employer contributions for purposes of the minimum contribution or benefit requirements.

     A-13. Aggregate Benefit Limit. For any Plan Year during which the Plan is Top-Heavy, paragraphs (2)(B) and (3)(B) Section 415(e) of the Code shall be applied by substituting "l.0" for "1.25."

     A-14. Compensation. During any Plan Year during which the Plan is Top-Heavy, an Affected Participant's compensation shall be disregarded to the extent it exceeds the applicable limit for that Plan Year under section 401(a)(17) of the Code.

                                  Supplement B
                                       to
                  The Ouaker401(k) Plan for Salaried Employees

     B-1. Purpose. The purpose of this Supplement B is to set forth the special provisions of the Plan applicable to certain groups of employees of the Company or an Employer.

     B-2. Stokely-Van Camp, Inc. An employee of Quaker who was an active employee of Stokely-Van Camp, Inc. on March 30, 1984 (excluding employees of the Purity Mills Division, the Industrial Products Group Division, the Pomona Products Division and Capital City Products Company) and who was (i) a member of the Stokely-Van Camp, Inc. Revised Profit-Sharing Plan for Salaried Employees (the "Stokely Plan") on March 30, 1984 Or (ii) employed by The Quaker Oats Company on or within fifteen days after termination of employment with Stokely-Van Camp, Inc. shall:

     (a) have the General Fund (as that term is defined in the Stokely Plan) portion of his Employer Account (as that term is defined in the Stokely Plan), valued as of February 29, 1984 and the General Fund portion of his member Account (as that term is defined in the Stokely
          Plan) remaining in the Stokely Plan transferred to this Plan, and;

     (b)  have the Fixed Income Fund (as that term is defined in the -Stokely
          Plan) portion of his Employer Account (as that term is defined in the Stokely Plan) valued as of May 31, 1985 and the Fixed Income Fund portion of his member Account (as that term is defined in the Stokely, Plan) remaining in the Stokely Plan transferred to this Plan, regardless of whether he has become a member of this Plan. Any amounts so transferred by a Quaker employee who is not a Participant in this Plan shall be subject to the provisions of this Plan as if he were a Participant but shall represent his sole interest in the Plan.

     B-3. Gaines Foods, Inc. During the Plan Year beginning April 1, 1990, participant accounts attributable to elective contributions (as defined in Treasury Regulation 1.401(k)-1(g)(4)) in the Gaines Foods, Inc. Thrift-Investment Plan for Salaried Employees ("Gaines Salaried TIP") shall be transferred to, and be held on behalf of those former Gaines Salaried TIP participants under the Plan. Amounts so transferred shall be maintained in separate accounts ("Gaines Accounts") for such former Gaines Salaried TIP participants; shall be subject to all the terms and conditions of the Plan (except as otherwise provided); and will be allocated on a reasonable and consistent basis any gains, losses, withdrawals, and other charges or credits. Gaines Accounts established on behalf of each former Gaines Salaried TIP participant who is not otherwise a Participant in the Plan shall be treated as described in the foregoing sentence, but shall represent such participant's sole interest in the Plan.

     B-4. Richardson Foods. Effective as of December 31, 1990, assets and liabilities of the Richardson Foods Section 401(k) Savings/ Retirement Plan ("Richardson 401(k") Plan) shall be transferred to, and be held on behalf of those former Richardson 401(k) Plan participants under the Plan in separate accounts ("Richardson Accounts"); shall be subject to all the terms and conditions of the Plan (except as otherwise provided); and will be allocated on a reasonable and consistent basis any gains, losses, withdrawals, and other charges or credits. Amounts so transferred on behalf of each former Richardson 401(k) Plan participant who is not otherwise a Participant in the Plan shall be treated as described in this subsection B-4, but shall represent such participant's sole interest in the Plan. Amounts so transferred and attributable to matching contributions (as defined in Treasury Regulation
Section 1.401(k)-1(g)(6)) in the Richardson 401(k) Plan, and all earnings thereon, shall be maintained in separate accounts ("Richardson Matching Accounts") for such former Richardson 401(k) Plan participants and shall not be eligible for withdrawal in the event of hardship in accordance with subsection 8.2.

     B-5. R. W. Snyder Company. Effective as of December 31, 1990, all assets and liabilities of the R. W. Snyder Company Salaried Employees' 401(k) Plan ("Snyder 401(k) Plan") shall be transferred to, and be held on behalf of those former Snyder 401(k) Plan participants under the Plan. Amounts so transferred shall be maintained in separate accounts ("Snyder Accounts") for such former Snyder 401(k) Plan participants; shall be subject to all the terms and conditions of the Plan (except as otherwise provided); and will be allocated on a reasonable and consistent basis any gains, losses, withdrawals, and other charges or credits. Snyder Accounts established on behalf of each former Snyder 401(k) Plan participant who is not otherwise a Participant in the Plan shall be treated as described in the foregoing sentence, but shall represent such participant's sole interest in the Plan.

     B-6. Golden Grain Company. Effective as of January 1, 1992, assets and liabilities of the Golden Grain Company Profit Sharing Plan (the "Golden Grain Plan") shall be transferred to, and be held on behalf of those former Golden Grain Plan participants under the Plan, and be subject to all the terms and conditions of the Plan. Amounts transferred on behalf of each former Golden Grain participant who is otherwise a Participant in the Plan, shall be credited to and become part of the Participant's account previously established under the Plan, and such account shall represent such Participant's sole interest in the Plan. Amounts transferred on behalf of each former Golden Grain Plan participant who is not otherwise a Participant in the Plan shall, be credited to a new account established on each Participant's behalf, and such account shall represent such Participant's sole interest in the Plan. Amounts transferred on behalf of all former Golden Grain Plan participants shall be merged into the Investment Funds under the Plan that correspond to the investment funds in which the member's account had been invested under the Golden Grain Plan, effective as of January 1, 1992.

     B-7. Gaines Foods, Inc. and R. W. Snyder Company. Effective the date that any assets of the Gaines Salaried TIP are transferred to the Plan as described in subsection B-3, the provisions of this subsection B-7 shall apply to a member who has had a Gaines Account established on his behalf in accordance with subsection B-3, and only to such amounts credited to such Participant's Gaines Account ("Account" for purposes of this subsection B-7). Effective the date that any assets of the Snyder 401(k) Plan are transferred to the Plan as described in subsection B-5, the provisions of this subsection B-7 shall apply to a member who has had a Snyder Account established on his behalf in accordance with subsection B-5, and only to such amounts credited to such member's Snyder Account ("Account" for purposes of this subsection B-7).

     B-8. Joint and Survivor and Single Life Annuities. The following provisions shall govern all distributions from the Plan to Participants covered by this Supplement B.

     (1) Unless otherwise elected as provided below, a Participant who is married on the annuity starting date and who does not die before the annuity starting date shall receive the value of all of his Accounts in the form of a joint and survivor annuity. The joint and survivor annuity shall be equal in actuarial value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the member. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes hereof. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of one hundred percent (100%) of the rate payable to a member during his lifetime, which alternative joint and survivor annuity shall be equal in actuarial value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a single life annuity. Such unmarried Participant, however, may elect in writing to waive the single life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married member, but without the spousal consent requirement.

     (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the member, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the member without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannotbe obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

     (3) The election period to waive the joint and survivor annuity shall be the 90day period ending on the annuity starting date.

     (4) For purposes of this subsection, the annuity starting date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the member to such benefit.

     (5) With regard to the election, the Committee shall provide to the Participant no less than 30 days and no more than 90 days before the annuity starting date a written explanation of:

          (1) the terms and conditions of the joint and survivor annuity, and

          (2) the Participant's right to make an election to waive the joint and survivor annuity, and

          (3) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

          (4) the right of the Participant to revoke such election, and the effect of such revocation.

     (6) In the event a married Participant duly elects pursuant to paragraph
(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a single life annuity, the Participant may elect to have his Accounts used to purchase or provide another form of annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated beneficiary).

     (7) In the event a married Participant duly elects pursuant to paragraph
(2) above not to receive his Accounts in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a single life annuity, and any such Participant does not elect an alternative annuity form pursuant to paragraph (6) above, then to the extent not inconsistent with this subsection, the Accounts shall be distributed in accordance with the distribution procedures, and the Participant's distribution election in accordance with Section 8.

     (8) The distribution of a Participant's benefits under this subsection or through the purchase of an annuity contract, shall comply with Code Section 401(a)(9) and the Treasury Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference.

     B-9. Qualified Pre-retirement Survivor Annuity. The following rules shall govern payment of the Accounts of a Participant covered by this Supplement B who dies before his annuity starting date and who is married when he dies.

     (1) Unless otherwise elected as provided below, a Participant who dies before the annuity starting date and who has a surviving spouse shall have his Accounts paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. A "Pre-Retirement Survivor Annuity" is an immediate annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with the Accounts of a Participant used to provide the death benefit under the Plan. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such Accounts will commence at the time the Participant would have attained age 65. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in paragraph (6) below.

     (2) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in subsection B-9. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary or the alternative form of death benefit to be paid in lieu of the Pre-Retirement Survivor Annuity. Notwithstanding the foregoing, the nonspouse Beneficiary or the alternative form of death benefit need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit and that the spouse voluntarily elects to relinquish one or both of such rights.

     (3) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the member turns age 35. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

     (4) With regard to the election, the Committee shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Treasury Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to subsection B-9. For the purposes of this paragraph, the term applicable period means, with respect to a member, whichever of the following periods ends last:

     (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

     (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

     (3) A reasonable period ending after Code section 401 (a)(11) applies to the Participant.

Notwithstanding the preceding, in the case of a Participant who separates from service before attaining age 35, the Committee must provide the explanation in the period beginning one year before the separation from service and ending one year after such separation.

         (5) In the event the Account is not paid in the form of a Pre-Retirement Survivor Annuity, then to the extent not inconsistent with this subsection it shall be paid to the Participant's Beneficiary in accordance with the distribution procedures, and the member's or Beneficiary's election in accordance with Section 8.

         (6) Distributions upon the death of a Participant shall comply with Code section 401(a) (9) and the regulations thereunder. If it is determined pursuant to regulations that the distribution of a Participant's Accounts has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to subsection B-9 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

         B-10. Richardson Foods and R. W. Snyder Company. Effective the date any assets of the Richardson 401(k) Plan and any assets of the Snyder 401(k) Plan are transferred to the Plan as described in subsections B-4 and B-5, the provisions of this subsection B-10 shall apply to a Participant who has had a Richardson Account or Snyder Account established on his behalf, and only to such amounts credited to such Participant's Richardson Account and Snyder Account ("Subaccount" for purposes of this subsection B-10). In addition to the provisions of Section 8 of the Plan, at the Participant's election, his Subaccount may be paid in approximate equal annual March 1 installments over a period of years not to exceed the life expectancy of the member, or the joint life expectancy of the member and his Beneficiary at the commencement of distribution, as determined under regulations promulgated for this purpose by the Treasury Department. For purposes of this subsection, the life expectancy of a Participant and his spouse may be redetermined at the Participant's election, but not more frequently than annually. A Participant may not elect a form of distribution pursuant to this subsection providing payments to a Beneficiary who is other than his spouse unless the actuarial value of the payments expected to be paid to the Participant is more than 50% of the actuarial value of the total payments expected to be paid under such form of distribution.

     B-1 1. Golden Grain Company. Effective the date any assets of the Golden Grain Plan are transferred to the Plan as described in subsection B-6, the provisions of this subsection B-11 shall apply to any Participant who is a former Golden Grain Plan participant on whose behalf the Plan was transferred Golden Grain Plan assets and liabilities, to all amounts held under and credited to the Participant's Accounts under the Plan. In addition to the provisions of Section 8 of the Plan, at the Participant's election his Accounts may be paid in approximate equal quarterly, semiannual or annual installments over a period of years not to exceed the life expectancy of the Participant, or the joint life expectancy of the Participant and his Beneficiary but shall in any event be subject to the following:

     (a) The annual redetermination of life expectancy under Code section 401(a)(9)(D) is not to be applied or be available for election by Participants;

     (b) The amount to be distributed each year must at least be equal to the quotient obtained by dividing the then vested portion of the Participant's Accounts by such life expectancy or joint life expectancy; and

     (c) The present value of the payments expected to be made to the Participant must be more than 50% of the then vested portion of the Participant's Accounts.

                                   Schedule A
                                       to
                 The Quaker 401(k) Plan for Salaried Employees

Ardmore Farms, Inc.

Continental Coffee Products Company

Golden Grain Company

Liqui-Dri Foods, Inc.

Stokely-Van Camp, Inc.

Quaker Oats Europe, Inc. (only through date of execution of Plan restatement)

                                   Schedule B
                                       to
               The Quaker 401(k) Plan for Salaried Employees Plan

Employees in any business, or portion thereof, directly or indirectly acquired by an Employer after January 27, 1994, except to the extent that either i) participation in the Plan after such acquisition is specifically contemplated by the terms of the governing purchase agreement, or ii) such group of employees is separately listed on Schedule A.

























                                      SB-1